SLM Private Credit Student Loan Trust 2002-A
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$636,370,333.78	($8,903,530.82)	$627,466,802.96
	ii	Interest to be Capitalized	11,555,787.93		10,757,080.31

	iii	Total Pool	$647,926,121.71		$638,223,883.27

	iv	Cash Capitalization Account (CI)	40,178,192.00		40,178,192.00

	v	Asset Balance	$688,104,313.71		$678,402,075.27

	i	Weighted Average Coupon (WAC)	4.939%		4.975%
	ii	Weighted Average Remaining Term	178.40		176.62
	iii	Number of Loans	66,634		65,827
	iv	Number of Borrowers	45,356		44,738
	vi	Prime Loans Outstanding	$564,491,055		$556,905,497
	vii	T-bill Loans Outstanding	$82,358,985		$80,303,552
	viii	Fixed Loans Outstanding	$1,076,082		$1,014,834

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
B	i	A-1 Notes	78443CAA2	0.150%	$286,634,062.15	42.559%	$276,931,823.71	41.720%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	48.763%	328,419,000.00	49.476%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.526%	23,742,000.00	3.577%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	5.152%	34,699,000.00	5.227%

	v	Total Notes			$673,494,062.15	100.000%	$663,791,823.71	100.000%

			6/15/2004	9/15/2004
C	i	Reserve Account Balance ($)	$1,725,836.00	$1,725,836.00
	ii	Cash Capitalization Acct Balance ($)	$40,178,192.00	$40,178,192.00
	iii	Initial Asset Balance	$730,512,578.11	$730,512,578.11
	iv	Specified Overcollateralization Amount	$14,610,251.56	$14,610,251.56
	v	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2002-A Transactions from: 6/1/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$11,164,773.25
	ii	Purchases by Servicer (Delinquencies >180)	1,332,379.01
	iii	Other Servicer Reimbursements	0.00
	iv	Seller Reimbursements	0.00

	v	Total Principal Collections	$12,497,152.26

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(3,507,903.30)
	iii	Capitalized Insurance Fee	(86,322.88)
	iv	Other Adjustments	604.74

	v	Total Non-Cash Principal Activity	$(3,593,621.44)

C	Total Student Loan Principal Activity		$8,903,530.82

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,054,242.51
	ii	Purchases by Servicer (Delinquencies >180)	58,186.47
	iii	Other Servicer Reimbursements	0.00
	iv	Seller Reimbursements	0.00
	v	Late Fees	78,593.54
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$5,191,022.52

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	3,507,903.30
	iii	Other Interest Adjustments	3,233.48

	iv	Total Non-Cash Interest Adjustments	$3,511,136.78

F	Total Student Loan Interest Activity		$8,702,159.30

III. 2002-A Collection Account Activity 6/1/2004 through: 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$11,033,325.86
	ii	Consolidation Principal Payments	131,447.39
	iii	Purchases by Servicer (Delinquencies >180)	1,332,379.01
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Principal	0.00

	vii	Total Principal Collections	$12,497,152.26

B	Interest Collections
	i	Interest Payments Received	$5,053,915.03
	ii	Consolidation Interest Payments	327.48
	iii	Purchases by Servicer (Delinquencies >180)	58,186.47
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Interest	0.00
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	78,593.54

	x	Total Interest Collections	$5,191,022.52

C	Recoveries on Realized Losses		$—

D	Amount from Cash Capitalizaton Account		$—

E	Funds Borrowed from Next Collection Period		$—

F	Funds Repaid from Prior Collection Periods		$—

G	Investment Income		$152,078.48

H	Borrower Incentive Reimbursements		$60,431.92

I	Gross Swap Receipt		$2,192,734.14

	TOTAL FUNDS RECEIVED		$20,093,419.32
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(740,842.54)
J	TOTAL AVAILABLE FUNDS		$19,352,576.78

K	Servicing Fees Due for Current Period		$367,868.87

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$387,868.87

IV. 2002-A Loss and Recovery Detail 8/31/2004

A	i	Cumulative Realized Losses Test	% of Initial Pool	5/31/2004	8/31/2004

		December 16, 2002 to September 15, 2007	15%	$103,550,157.90	$103,550,157.90
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$3,405,631.42	$4,738,010.43
	iii	Cumulative Interest Purchases by Servicer		$108,169.87	$166,356.34

	iv	Total Gross Defaults:		$3,513,801.29	$4,904,366.77

V. 2002-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004
INTERIM:

In School	4.809%	4.849%	3,537	2,461	5.308%	3.739%	$31,066,034.27	$20,351,788.890	4.882%	3.243%

Grace	4.582%	4.606%	3,570	4,007	5.358%	6.087%	$33,997,531.06	$39,741,988.64	5.342%	6.334%

Deferment	4.772%	4.939%	5,057	4,953	7.589%	7.524%	$45,006,167.84	$42,336,011.40	7.072%	6.747%

TOTAL INTERIM	4.724%	4.792%	12,164	11,421	18.255%	17.350%	$110,069,733.17	$102,429,788.93	17.296%	16.324%
REPAYMENT
Active
Current	4.847%	4.915%	44,682	45,085	67.056%	68.490%	$425,454,403.96	$431,188,187.25	66.856%	68.719%
31-60 Days Delinquent	5.688%	5.518%	1,129	1,163	1.694%	1.767%	$9,791,579.23	$11,085,845.85	1.539%	1.767%
61-90 Days Delinquent	5.788%	5.652%	569	782	0.854%	1.188%	$5,131,599.87	$7,011,903.84	0.806%	1.117%
91-120 Days Delinquent	5.806%	5.997%	420	364	0.630%	0.553%	$3,650,269.16	$3,098,643.30	0.574%	0.494%
121-150 Days Delinquent	6.834%	5.890%	240	325	0.360%	0.494%	$2,305,770.41	$2,854,886.30	0.362%	0.455%
151-180 Days Delinquent	6.029%	5.964%	111	126	0.167%	0.191%	$920,625.42	$1,116,901.78	0.145%	0.178%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	5.477%	5.364%	7,319	6,561	10.984%	9.967%	$79,046,352.56	$68,680,645.71	12.421%	10.946%

TOTAL REPAYMENT	4.983%	5.011%	54,470	54,406	81.745%	82.650%	$526,300,600.61	$525,037,014.03	82.704%	83.676%

GRAND TOTAL	4.939%	4.975%	66,634	65,827	100.000%	100.000%	$636,370,333.78	$627,466,802.96	100.000%	100.000%

*	Percentages may not total 100% due to rounding
**	PRIOR QUARTER DATA HAS BEEN REVISED

VI. 2002-A Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.001%	38,822	$315,115,908.99	50.220%
-Law Loans	5.454%	12,778	$135,263,504.88	21.557%
-Med Loans	4.605%	7,997	$85,643,685.50	13.649%
-MBA Loans	4.486%	6,230	$91,443,703.59	14.573%

- Total	4.975%	65,827	$627,466,802.96	100.000%

*Percentages may not total 100% due to rounding

VII. 2002-A Swap

Swap Payments

				Swap Calculation

i	Notional Swap Amount — Aggregate Prime Loans Outstanding			564,491,055
Counterparty Pays:
ii	3 Month Libor			1.52000%
iii	Gross Swap Receipt Due Trust			$2,192,734.14
iv	Days in Period	6/15/2004	9/15/2004	92

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ) Less	2.7000%		1.30000%
vi	Gross Swap Payment Due Counterparty			$1,844,621.04
vii	Days in Period	6/15/2004	9/15/2004	92

VIII. 2002-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004267778	(6/15/04-9/15/04)	1.67000%

B	Class A-2 Interest Rate	0.005290000	(6/15/04-9/15/04)	2.07000%

C	Class B Interest Rate	0.006056667	(6/15/04-9/15/04)	2.37000%

D	Class C Interest Rate	0.008228889	(6/15/04-9/15/04)	3.22000%

IX. 2002-A Inputs From Prior Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$636,370,333.78
	ii	Interest To Be Capitalized		11,555,787.93

	iii	Total Pool		$647,926,121.71
	iv	Cash Capitalization Account (CI)		40,178,192.00

	v	Asset Balance		$688,104,313.71

B	Total Note and Certificate Factor			0.92658016970
C	Total Note Balance			$673,494,062.15

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class B	Class C

	i	Current Factor	0.8430413593	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$286,634,062.15	$328,419,000.00	$23,742,000.00	$34,699,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X.  2002-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	06/15/04	$615,053,062	$638,795,062	$673,494,062
Asset Balance	5/31/04	$688,104,314	$688,104,314	$688,104,314
Pool Balance	8/31/04	$638,223,883	$638,223,883	$638,223,883
Amounts on Deposit*	9/15/04	54,337,652	54,193,854	53,908,320
Total		$692,561,535	$692,417,737	$692,132,203

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No
Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$73,051,251.56
Specified Class A Enhancement		$101,760,311.29	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$49,309,251.56
Specified Class B Enhancement		$68,688,210.12	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$14,610,251.56
Specified Class C Enhancement		$20,352,062.26	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class C

XI. 2002-A Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No
ii	Aggregate A Notes Outstanding	6/15/2004	$615,053,062.15
iii	Asset Balance	8/31/2004	$678,402,075.27

iv	First Priority Principal Distribution Amount	9/15/2004	$—

v	Is the Class B Note Parity Trigger in Effect?		No
vi	Aggregate A and B Notes Outstanding	6/15/2004	$638,795,062.15
vii	Asset Balance	8/31/2004	$678,402,075.27
viii	First Priority Principal Distribution Amount	9/15/2004	$—

ix	Second Priority Principal Distribution Amount	9/15/2004	$—

x	Is the Class C Note Parity Trigger in Effect?		No
xi	Aggregate A, B and C Notes Outstanding	6/15/2004	$673,494,062.15
xii	Asset Balance	8/31/2004	$678,402,075.27
xiii	First Priority Principal Distribution Amount	9/15/2004	$—
xiv	Second Priority Principal Distribution Amount	9/15/2004	$—

xv	Third Priority Principal Distribution Amount	9/15/2004	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	6/15/2004	$673,494,062.15
ii	Asset Balance	8/31/2004	$678,402,075.27
iii	Specified Overcollateralization Amount	9/15/2004	$14,610,251.56
iv	First Priority Principal Distribution Amount	9/15/2004	$—
v	Second Priority Principal Distribution Amount	9/15/2004	$—
vi	Third Priority Principal Distribution Amount	9/15/2004	$—
vii	Regular Principal Distribution Amount		$9,702,238.44

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$678,402,075.27
iii	85% of Asset Balance	8/31/2004	$576,641,763.98
iv	Specified Overcollateralization Amount	9/15/2004	$14,610,251.56
v	Lesser of (iii) and (ii - iv)		$576,641,763.98
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$9,702,238.44
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$678,402,075.27
iii	89.875% of Asset Balance	8/31/2004	$609,713,865.15
iv	Specified Overcollateralization Amount	9/15/2004	$14,610,251.56
v	Lesser of (iii) and (ii - iv)		$609,713,865.15
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$678,402,075.27
iii	97% of Asset Balance	8/31/2004	$658,050,013.01
iv	Specified Overcollateralization Amount	9/15/2004	$14,610,251.56
v	Lesser of (iii) and (ii - iv)		$658,050,013.01
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XII. 2002-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F )		$19,352,576.78	$19,352,576.78

B	Primary Servicing Fees — Current Month plus any Unpaid		$367,868.87	$18,984,707.91

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$18,964,707.91

D	Gross Swap Payment		$1,844,621.04	$17,120,086.87

E	i	Class A-1 Noteholders’ Interest Distribution Amount	$1,223,290.48	$15,896,796.39
	ii	Class A-2 Noteholders’ Interest Distribution Amount	$1,737,336.51	$14,159,459.88

F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$14,159,459.88

G	Class B Noteholders’ Interest Distribuition Amount		$143,797.38	$14,015,662.50

H	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$14,015,662.50

I	Class C Noteholders’ Interest Distribuition Amount		$285,534.22	$13,730,128.28

J	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$13,730,128.28

K	Increase to the Specified Reserve Account Balance		$0.00	$13,730,128.28

L	Regular Principal Distribution Amount — Principal Distribution Account		$9,702,238.44	$4,027,889.84

M	Carryover Servicing Fees		$0.00	$4,027,889.84

N	Swap Termination Payments		$0.00	$4,027,889.84

O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$4,027,889.84

P	Remaining Funds to the Certificateholders		$4,027,889.84	$0.00

XIII. 2002-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$9,702,238.44	$9,702,238.44

B	i	Class A-1 Principal Distribution Amount Paid	$9,702,238.44	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XIV. 2002-A Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due		$1,223,290.48	$1,737,336.51	$143,797.38	$285,534.22
	ii	Quarterly Interest Paid		1,223,290.48	1,737,336.51	143,797.38	285,534.22

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$9,702,238.44	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		9,702,238.44	0.00	0.00	0.00

	ix	Difference		$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$10,925,528.92	$1,737,336.51	$143,797.38	$285,534.22

B	Note Balances			6/15/2004	Paydown Factors	9/15/2004
	i	A-1 Note Balance	78443CAA2	$286,634,062.15		$276,931,823.71
		A-1 Note Pool Factor		0.8430413593	0.0285359954	0.8145053638

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XV. 2002-A Historical Pool Information

						2003	2002
			6/1/04-8/31/04	3/1/04-5/31/04	12/01/03-02/29/04	12/1/02-11/30/03	8/26/02-11/30/02
Beginning Student Loan Portfolio Balance			$636,370,333.78	$645,807,190.81	$648,773,639.91	$669,262,882.23	$663,415,806.01
	Student Loan Principal Activity
	i	Principal Payments Received	$11,164,773.25	$11,137,774.80	$10,762,886.70	$40,774,111.16	$9,045,364.96
	ii	Purchases by Servicer (Delinquencies >180)	1,332,379.01	1,154,017.33	592,702.67	$1,613,577.68	45,333.74
	iii	Other Servicer Reimbursements	—	4.18	492.55	$11,718.71	85.42
	iv	Seller Reimbursements	—	179.28	6,608.75	95,970.94	166,322.44

	v	Total Principal Collections	$12,497,152.26	$12,291,975.59	$11,362,690.67	$42,495,378.49	$9,257,106.56
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(3,507,903.30)	(2,733,615.66)	(7,438,000.51)	(18,535,453.73)	(13,326,412.85)
	iii	Capitalized Insurance Fee	($86,322.88)	($122,553.21)	($947,304.59)	(1,905,113.32)	($1,706,229.57)
	iv	Other Adjustments	604.74	1,050.31	(10,936.47)	(1,565,569.12)	(71,540.36)

	v	Total Non-Cash Principal Activity	$(3,593,621.44)	$(2,855,118.56)	$(8,396,241.57)	$(22,006,136.17)	$(15,104,182.78)
(-)	Total Student Loan Principal Activity		$8,903,530.82	$9,436,857.03	$2,966,449.10	$20,489,242.32	$(5,847,076.22)
	Student Loan Interest Activity
	i	Interest Payments Received	$5,054,242.51	$4,877,037.92	$4,726,323.30	$18,140,445.85	$3,704,616.78
	ii	Repurchases by Servicer (Delinquencies >180)	58,186.47	46,165.39	20,767.38	$40,435.23	801.87
	iii	Other Servicer Reimbursements	—	24.62	8.56	$317.62	14.58
	iv	Seller Reimbursements	—	—	5.05	$3,351.04	10,055.09
	v	Late Fees	78,593.54	71,823.48	66,813.45	$243,663.51	53,062.07
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	5,191,022.52	4,995,051.41	4,813,917.74	$18,428,213.25	3,768,550.39
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	3,507,903.30	2,733,615.66	7,438,000.51	$18,535,453.73	13,326,412.85
	iii	Other Interest Adjustments	3,233.48	5,914.53	14,990.30	1,488,353.45	67,264.86

	iv	Total Non-Cash Interest Adjustments	$3,511,136.78	$2,739,530.19	$7,452,990.81	$20,023,807.18	$13,393,677.71

	v	Total Student Loan Interest Activity	$8,702,159.30	$7,734,581.60	$12,266,908.55	$38,452,020.43	$17,162,228.10
(=)	Ending Student Loan Portfolio Balance		$627,466,802.96	$636,370,333.78	$645,807,190.81	$648,773,639.91	$669,262,882.23
(+)	Interest to be Capitalized		$10,757,080.31	$11,555,787.93	$11,361,408.00	$15,890,518.90	$21,024,060.14
(=)	TOTAL POOL		$638,223,883.27	$647,926,121.71	$657,168,598.81	$664,664,158.81	$690,286,942.37
(+)	Cash Capitalization Account Balance (CI)		$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00
(=)	Asset Balance		$678,402,075.27	$688,104,313.71	$697,346,790.81	$704,842,350.81	$730,465,134.37

XVI. 2002-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-02	$690,286,942	2.47%

Mar-03	$683,893,653	2.55%

Jun-03	$677,657,756	2.19%

Sep-03	$670,917,772	1.99%

Dec-03	$664,664,159	1.80%

Mar-04	$657,168,599	1.78%

Jun-04	$647,926,122	1.79%

Sep-04	$638,223,883	1.82%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.